UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: February 9, 2021

FUTURIS COMPANY
(Exact name of registrant as specified in its charter)

Wyoming (formerly Nevada)	000-24493	39-2079723
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

22 Baltimore Road, Rockville, MD 20850

(Address of Principal Executive Offices) (Zip Code)

703 310 7334

(Registrant’s telephone number, including area code)

Mission Mining Company

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 3 - Securities and Trading Markets

Item 3.03 Material Modification to Rights of Security Holders.

Series M Preferred Stock

On January 21, 2021 and pursuant to Articles of Amendment filed with Wyoming Secretary of State, the Board of Directors provided for the issuance of a series of preferred stock for cash or exchange of other securities, rights or property. A summary of the rights, preferences, restrictions and other matters relating to Series M preferred stock is as follows:

A.	Designation. The designation of said series of preferred stock shall be Series M Preferred Stock, $0.0001 par value per share (the “Series M Preferred Stock”).

B.	Number of Shares. The number of shares of Series M Preferred Stock authorized shall be two hundred and seventy-three thousand (273,000) shares. Each share of Series M Preferred Stock shall have a stated value equal to $0.0001 (as may be adjusted for any stock dividends, combinations or splits with respect to such shares) (the “Series M Stated Value”).

C.	Dividends. Initially, there will be no dividends due or payable on the Series M Preferred Stock. Any future terms with respect to dividends shall be determined by the Board consistent with the Corporation’s Certificate of Incorporation. Any and all such future terms concerning dividends shall be reflected in an amendment to this Certificate, which the Board shall promptly file or cause to be filed.

D.	Upon the occurrence of a Liquidation Event (as defined below), the holders of Series M Preferred Stock are entitled to receive net assets on a pro-rata basis. Each holder of Series M Preferred Stock is entitled to receive ratably any dividends declared by the Board, if any, out of funds legally available for the payment of dividends.

The holders of shares of Series M Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

E.	Right to Convert.

a.	Each share of Series M Preferred Stock (the “Preferred Shares”) shall be automatically converted on the Conversion Date into one thousand (1,000) shares of common stock of the Company.

b.	Such conversion shall be effectuated by surrendering the Preferred Shares to be converted (with a copy, by facsimile or courier, to the Company) to the Company’s registrar and transfer agent. The date on which conversion may be made shall be referred to as the “Conversion Date.”

F.	Voting Rights

a.	With respect to all matters upon which stockholders are entitled to vote or to which stockholders are entitled to give consent, the holders of the outstanding shares of Series M Preferred Stock shall have no voting rights.

The description of the Series M Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the full text of the documents filed as exhibits hereto and incorporated herein by reference.

Section 8 - Other Events Item

Item 8.01 Other Events.

The company has reduced the issued shares of its common stock from 288,602,964 common shares to 20,442,964 common shares. The shares represent a reduction of almost 93% of shares that were previously outstanding.

In exchange for the redemtion of the 273,000,000 shares of the Company’s common stock, the Company issued to the Stockholders shares of its newly designated Series M Preferred Stock (the “Series M Preferred Stock”). The Series M Preferred Stock have no voting rights.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.  The following is a complete list of exhibits filed as part of this Report.  Exhibit numbers correspond to the numbers in the exhibit table of Item 601 of Regulation S-K.

Exhibit (3)(i)	Articles of Amendment

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Futuris Company

By:	/s/ Kalyan Pathuri
Kalyan Pathuri
President, Director

Dated: February 9, 2021

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